		James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
		R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
		William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
		Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
		David W. Kington	Diane M. Bell	Anne L.B. Kober
		R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
		Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
		Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
		R. Barry Fraser	James A. Speakman	Kerstin R. Tapping
		Ethan P. Minsky, 6, 7, 9	Brock H. Smith	Nicole M. Byres
		D. Lawrence Munn, 8	John C. Fiddick	R. Glen Boswall
		Hannelie G. Stockenstrom, 12	Bonnie S. Elster	Virgil Z. Hlus, 4
		Samantha Ip	Jonathan L.S. Hodes, 1, 5	Gwendoline Allison
		William L. Macdonald, 8	Aaron B. Singer	L.K. Larry Yen, 10
		Peter M. Tolensky	Jane Glanville	Thea L. Koshman, 1
		Allyson L. Baker, 3	Warren G. Brazier, 4	Amy A. Mortimore
		Veronica P. Franco	Krista Prockiw	Jeffrey F. Vicq, 15
		Brent C. Clark	Conrad Y. Nest, 10	C. Michelle Tribe
		James T. Bryce	Richard T. Weiland	Jonathan C. Lotz
		Cam McTavish	Lisa D. Hobman	Valerie S. Dixon
Reply Attention of	Bernard Pinsky	Niamh Pollak, 14	Satinder K. Sidhu	Dianne D. Rideout
Direct Tel.	604.643.3153	Tasha L. Coulter	David J. Fenrich	Kari Richardson
EMail Address	bip@cwilson.com	Vikram Dhir, 1	Adam M. Dlin	Marta C. Davidson
Our File No.	28740-0001 / CW1746735.1	Rina J. Jaswal	Sarah W. Jones	Michal Jaworski
		Tristin R. Lee	Shauna K.H. Towriss	R. Brad Kielmann
Kyle M. Wilson

Associate Counsel: Michael J. Roman

March 26, 2008		Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

American Uranium Corporation 1201 – 1166 Alberni Street Vancouver BC V6E 3Z3 Canada Dear Sirs:	Canada	United States	International

	1 Alberta	4 California	11 Hong Kong
	2 Manitoba	5 Colorado	12 South Africa
	3 Ontario	6 District of Columbia	13 United Kingdom
	15 Saskatchewan	7 Florida	14 Ireland
8 New York
9 Virginia
10 Washington

Re:	American Uranium Corporation. - Registration Statement
on Form S-1 filed March 26, 2008

We have acted as counsel to American Uranium Corporation (the "Company"), a Nevada corporation, in connection with the filing of a registration statement on Form S-1 on March 26, 2008 (the "Registration Statement"). As further described in the Registration Statement, the Company is registering, under the Securities Act of 1933, up to 12,692,743 common shares of the Company, without par value, (the "Registered Shares") for resale by certain selling shareholders named in the Registration Statement (the “Selling Shareholders”) as follows:

(a)	up to 8,461,829 shares of the Company's common stock issued to the Selling Shareholders in private placements on December 20, 2007 and September 4, 2007; and

(b)

up to 4,230,914 shares of the Company's common stock which may be issued to the Selling Shareholders upon the exercise of certain share purchase warrants issued in connection with the private placements on December 20, 2007 and September 4, 2007.

In connection with this opinion, we have examined the following documents:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement; and,

(e)	The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares which are currently outstanding, have been duly and validly authorized and issued, and are fully paid and non-assessable. We are also of the opinion that any Registered Shares to be issued through the exercise of warrants, once issued in accordance with their terms, including payment of the exercise price, will be duly and validly authorized and issued, fully paid and non-assessable.

This opinion letter is opining upon and is limited to the current federal laws of the United States and Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus and to our being named in the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP

/s/ CLARK WILSON LLP